Exhibit 16.1

                                                Arthur Andersen LLP (letterhead)

                                                             225 Franklin Street
                                                            Boston MA 02110-2812

                                                                Tel 617 330 4000
                                                                Fax 617 439 9731




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

May 20, 2002

Dear Sir or Madam,

We have read Item 4 included in the attached Form 8-K dated May 20, 2002 of Insci Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/
Arthur Andersen LLP

cc: Mr. Hank Nelson, Insci Corporation